Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Groupon, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (8)	Proposed Maximum Offering Price Per Unit (9)	Maximum Aggregate Offering Price(9)	Fee Rate (10)	Amount of Registration Fee(9)(11)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (1)
	Equity	Preferred Stock, par value $0.0001 per share (2)
	Other	Senior Debt Securities (3)
	Other	Subordinated Debt Securities (3)
	Other	Warrants (4)
	Other	Rights (5)
	Other	Stock Purchase Contracts (6)
	Other	Stock Purchase Units (7)
	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	Rule 457(o)	(8)	(9)	$150,000,000	0.00011020	$16,530

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$150,000,000		$16,530

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$16,530

(1)	Including an indeterminate number of shares of common stock as may from time to time be issued upon conversion or exchange of any securities registered under this Registration Statement or upon settlement of stock purchase contracts.
(2)	Including an indeterminate number of shares of preferred stock as may from time to time be issued upon conversion or exchange of any securities registered under this Registration Statement.
(3)	Including an indeterminate number of debt securities as may from time to time be issued upon conversion or exchange of any securities registered under this Registration Statement.
(4)	The warrants (as defined in this Registration Statement) covered by this Registration Statement may be common stock warrants, preferred stock warrants, or debt securities warrants.
(5)	The rights covered by this Registration Statement may include rights to purchase common stock, preferred stock and/or other securities under this Registration Statement.
(6)	The stock purchase contracts covered by this Registration Statement include the rights to purchase common stock under this Registration Statement.
(7)	Each stock purchase unit will consist of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities.
(8)	The amount of securities to be registered hereby is not specified as to each class of securities pursuant to General Instruction II.D and an indeterminate aggregate initial offering price or number of securities of the Company is being registered as may from time to time be issued at currently indeterminable prices up to a proposed maximum aggregate offering price of $150,000,000. Securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions.
(9)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or shares of preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.
(10)	The filing fee rate is calculated based on $110.20 per 1,000,000.
(11)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.